Prepare to be amazed!

PREMIER
EXHIBITIONS

DINOSAURS UNEARTHED®

Investor Conference Call Discussion Materials

April 9, 2015

Disclaimer

Premier Exhibitions, Inc. ("Premier") cautions you that statements included in this presentation that are not a description of historical facts are forward-looking statements that involve risks and assumptions that, if they materialize or do not prove to be accurate, could cause Premier's results to differ materially from historical results or those expressed or implied by such forward-looking statements. These risks and uncertainties are fully described in Premier's public filings with the Securities and Exchange Commission, including the annual report on Form 10-K. Premier's public filings with the Securities and Exchange Commission are available at www.sec.gov.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date when made. Premier does not intend to update any forward-looking statement as set forth in this presentation to reflect events or circumstances arising after the date on which it was made.

Prepare to be amazed!

PREMIER

EXHIBITIONS

DINOSAURS UNEARTHED®

Transaction Overview

Transaction Overview

- **Transaction: PRXI will acquire all of the issued and outstanding shares of DinoKing ("DK") from Daoping Bao (founder and majority shareholder) and Nancy Brenner (partner and Managing Director)**
- **Investment: Investor Group will invest up to US$13,500,000 in PRXI**
- **As a result of the Merger and Investment:**
  - DK Shareholders and the Investor Group will hold 47% of the outstanding Premier voting shares at transaction close
  - DK Shareholders can nominate 4 out of 7 board members
  - Bao becomes Executive Chairman/President/CEO of Premier at transaction close
  - DK becomes an indirect wholly-owned subsidiary of Premier
- **Transaction requires PRXI shareholder approval**
- **Sellers Capital, the directors and executive officers of PRXI have agreed to vote in support of Merger**
- **$1 million break-up fee**

Transaction Terms

Acquisition of DK

- DK total valuation of $15.0 million
- $6.4 million payable at close in Premier shares based on $4.48 per share

Closing Success Payments

- Total potential contingent payment: $8.6 million
- **Milestone Payment 1:** payable at the signing of a new contract or renewal with an existing client: $4.3 million in cash or Premier Shares
- **Milestone Payments 2 & 3:** payable at the signing of the joint venture agreement and at the opening of a new state-of-the-art dinosaur exhibition and attraction in Macau, China: $4.3 million in cash or Premier Shares

Investment

- Up to $13.5 million in convertible debentures through a buy-out and modification of the existing Pentwater loan agreement
- Interest rate: 12.0%
- Conversion price: $4.48 per share
- $8.0 million funded to Pentwater
- Up to $5.5 million additional capital drawdowns as needed per the business plan
- Note matures April 2, 2016

Transaction Rationale

Strategic Benefits

- Further strengthens Premier's leadership position as a leading global exhibition provider by combining a number of extremely successful brands
- Leverages DK's existing infrastructure and relationships to expand Premier's current portfolio of brands in China and other Asian markets
- Provides financing solutions to allow the Company to focus on revenue growth and content diversification
- Broadens strong operational expertise with a combined management team with a track record of bringing successful and innovative content to market

Prepare to be amazed!

PREMIER
EXHIBITIONS

DINOSAURS UNEARTHED®

DinoKing Business Overview

Daoping Bao Biography

- Daoping Bao brings over 20 years of creative entrepreneurial experience to his work, with significant success in museum exhibit design, filmmaking, manufacturing, business development, and capital fundraising.
- An artist, filmmaker, entrepreneur and venture capitalist by background, Daoping has worked throughout Asia and North America on diverse projects and business ventures. His innovative vision spans joint ventures and fossil exchanges, infrastructure and gaming projects, museum exhibit design, manufacturing and development.
- Daoping founded the leading animatronic manufacturing facility in Zigong, China and the world-leading dinosaur exhibition company in Vancouver, British Columbia, Canada. Both today are experiencing continued growth and expansion – a CCTV documentary of which aired in China in July 2014.
- In addition to creating Dinosaurs Unearthed, identifying financing opportunities and growing the company as a business, Mr. Bao is the creative visionary behind all Dinosaurs Unearthed exhibitions and expanding product lines.
- Prior to Dinosaurs Unearthed, Daoping founded an international trading company, a merchant bank and an investment company that handled over $200 million in development transactions with Asia. Mr. Bao has also created successful businesses in the areas of film production, entertainment and the arts.
- Daoping grew up with a family background of filmmakers, business developers and university educators. He has an extensive network to draw from around the globe and a highly creative, innovative and successful team headquartered at Dinosaurs Unearthed in Vancouver, British Columbia.

Business Overview

- **DinoKing Tech Inc. ("DK" or "the Company") was founded in 2006 by Daoping Bao and offers a comprehensive turnkey solution related to the production, staging and marketing of dinosaur exhibitions that are designed to deliver an entertaining and educational guest experience**
  - The Company principally operates under the brand "Dinosaurs Unearthed"
  - Owns and operates one of the world's largest collections of animatronic dinosaurs, skeletons and fossils
- **The Company has four principal brands comprised of the following:**
  - Dinosaurs Alive!: outdoor exhibitions designed for zoos and large outdoor venues that feature life-size, lifelike animatronic dinosaurs that move and roar alongside interactive activities
  - Dinosaurs Unearthed: indoor story-driven exhibitions that combine life-sized animatronic dinosaurs, full-scale skeletons, intriguing fossils, interpretive content and interactive activities
  - Extreme Dinosaurs: indoor/outdoor exhibition that presents the many "bizarre" aspects of dinosaurs and the natural forces that made them spectacular
  - Xtreme BUGS!: innovative exhibitions for indoor and outdoor venues that showcase the most bizarre and fascinating aspects of the insect world

KINGS ISLAND DINOSAURS ALIVE!


DINOSAURS
UNEARTHED®


EXTREME
DINOSAURS

XTREME BUGS

www.dinosaursunearthed.com

Business Overview (Cont'd)

- **DK currently has two new exhibits/attractions in development:**
  - **Creatures of the Deep:** showcases life from the prehistoric past, present day and from myths and tales of the sea; expected to open in June 1, 2015 at Sea World in Gold Coast, Australia
  - **State of the Art Dinosaur Attraction:** 100,000 square foot exhibition hall located in the outer harbor of the Macau Peninsula, China with dinosaur themed rides and exhibits currently expected to open in 2017
- **The Company has a large and distinguished group of clients and collaborative partners including:**

Bishop Museum

Cincinnati Museum Center

Kansas City Union Station Since 1914

Brookfield Zoo Chicago Zoological Society *Inspiring Conservation Leadership*

Science World at TELUS World of Science

Museum of Nature & Science Dallas, Texas

calgaryzoo Discover Life on Earth

The Lawrence Hall of Science University of California, Berkeley

toronto zoo

Cedar Fair Entertainment Company

Creatures of the Deep

- Launching June 1, 2015 at Sea World Gold Cost Australia
- Creatures of the Deep will provide a journey to the depths of the ocean to discover a world of mysterious creatures
- This world-first attraction will showcase an array of marine life, from the legendary Kraken to the giant Blue Whale, the fierce Megalodon and the luminous creatures from the deepest & darkest parts of the ocean
- Guests will be able to go on an educational, interactive and exciting expedition through the prehistoric, present and mythical worlds, discovering the shadowy realms of the deep sea below


SEA WORLD
CREATURES
OF THE DEEP
COMING SOON

Exhibition Facts

- 24 animatronic sea creatures
- 1 marine skeleton
- 1 marine fossil
- 3 interactive activities
- Children's dig area
- Interpretive content, wall graphics and scenic accessories

Macau, China Project

- Features five separate experiences / exhibitions / attractions inside a newly constructed 100,000 sq. ft. facility
- Features include: Dinosaur Forest, the “Transporter”, the Flying with Dinosaurs Theater, Fossil Exhibition Hall, Children’s Dig Area
- Full retail, food and beverage facilities
- The features range from a simulator to a 4D theater, a traditional exhibition of fossils to an immersive re-creation of a forested area – creative and innovative transition spaces are located throughout the experience
- The destination attraction experience is full through the use of innovative technology, multi-media, projection, lighting, sound, film and environmental simulations
- The traditional fossil exhibition, with pieces from around the world, is being developed through collaborations with world-leading museum designers, paleontology research foundations, government affiliations and museum organizations


世界首創
PREMIER JOURNEY
恐龍行
DINOSAUR JOURNEY
真實的故事
奇幻的體驗
Journey Deep Underground
Experience an amazing and thrilling dinosaur adventure!
Walk with dinosaurs and learn how they lived and if they are living today!

Selected Financial Information

- 2014 revenue, gross profit and EBITDA favorably impacted by a $3 million one-time revenue recognition
- 2013 gross profit negatively impacted by one-time costs associated with exhibit installations

(in Canadian $)

	Audited	
	2013	2014
Revenue	$6,389,510	$11,129,848
Cost of Sales	2,504,146	1,647,836
Gross Profit	3,885,364	9,482,012
Margin	*60.81%*	*85.19%*
Operating Expenses	2,699,755	2,369,762
EBITDA	**$1,185,609**	**$7,112,250**
Margin	*18.56%*	*63.90%*
Net Income	**$949,205**	**$5,811,154**
Margin	*14.86%*	*52.21%*